Exhibit 23.1

February 5, 2018

Weaver and Tidwell, L.L.P.
24 Greenway Plaza
Suite 1800
Houston, TX 77046

Ladies and Gentlemen:

Victory Energy Corporation intends to file a Form S-1 pursuant to the Securities Act of 1933. The registration will incorporate the audited financial statements of Victory Energy Corporation (the “Company”) as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2016.

The objective of a financial statement audit is the expression of an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operation and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The financial statement audit procedures conducted by you, and related results, allowed you to express an unqualified opinion on the financial statements. The financial statements are the responsibility of the Company’s management. We have previously provided you with a signed management representation letter, dated March 31, 2017, in which we made certain representations to you concerning matters that could affect the related financial statements included or incorporated by reference into such filings.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

In addition to the foregoing, we also confirm, to the best of our knowledge and belief, the following representations made to you in connection with your post-report review procedures.

Management's Responsibilities

We have responded fully to all inquiries made to us by you during your post report review procedures.

We have no plans or intentions that may materially affect the carrying value or classification of assets and liabilities, other than as disclosed in the footnotes to the financial statements included in the noted documents.

Subsequent Events

With respect to the audit of the financial statements covered by your report dated March 31, 2017, no information has come to our attention that would cause us to believe that the previous representations should be modified or that any material modification should be made to the related financial statements or related disclosures of the financial statements to be included in the noted documents in order to make them not misleading.

Sincerely,

s/s Kenneth Hill
Chief Executive Officer